UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Amber Park Drive, Suite 125
Alpharetta, GA 30009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2021 (the “Closing Date”), Streamline Health Solutions, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Avelead Consulting, LLC, a Georgia limited liability company (“Avelead”), and Jawad Shaikh and Badar Shaikh (together, the “Sellers”), pursuant to which the Company purchased all of the issued and outstanding units of membership interest of Avelead from the Sellers (the “Acquisition”). The aggregate purchase price payable to the Sellers consists of a combination of cash and shares of the Company’s common stock, $0.01 par value per share (“Company Common Stock”), including:

●	The following amounts payable by the Company on the Closing Date, which, in the aggregate, represent Closing Date consideration of approximately $20,000,000, subject to the adjustments set forth below:

○	Approximately, $11,640,000 in cash (such amount, as adjusted, the “Closing Cash Payment”), which is an amount equal to $12,000,000, plus an amount equal to Avelead’s cash as of the opening of business on the Closing Date, minus an amount equal to Avelead’s indebtedness as of immediately prior to the closing of the Acquisition, minus Avelead’s expenses in connection with the Acquisition in excess of $285,000, minus $100,000 in cash that was retained to cover any post-closing surplus or deficit in the Closing Cash Payment, subject to such other adjustments set forth in the Purchase Agreement, including a working capital adjustment;

○	an aggregate of 5,021,972 shares of Company Common Stock, which amount of Company Common Stock is equal to (i) $8,000,000 divided by (ii) $1.593, the average of the closing share price of Company Common Stock on each of the thirty (30) trading days ending on August 13, 2021;

○	$1,190,000 in payment of Avelead’s transaction expenses;

○	approximately $485,000 payable to certain debtholders and bonus recipients of Avelead; plus,

●	The following amounts payable by the Company in the future as an earnout:

○	an amount equal to 75% of Avelead’s SaaS Revenues (as defined in the Purchase Agreement) recognized from September 1, 2021 to August 31, 2022 (the “First Earnout Measurement Period”), minus $655,000 (the “First Earnout Amount”), of which 50% is payable in cash and the remainder is payable in an aggregate number of shares of Company Common Stock equal to (i) 50% of the First Earnout Amount divided by (ii) the First Earnout Amount Per Share Price (as defined in the Purchase Agreement and further described below);

○	an amount equal to 40% of Avelead’s SaaS Revenues recognized from September 1, 2022 to August 31, 2023 (the “Second Earnout Measurement Period”) (the “Second Earnout Amount” and, together with the First Earnout Amount, the “Earnout Amounts”), of which 50% is payable in cash and the remainder is payable in an aggregate number of shares of Company Common Stock equal to (i) 50% of the Second Earnout Amount divided by (ii) the Second Earnout Amount Per Share Price (as defined in the Purchase Agreement and further described below);

○	627,747 shares of Company Common Stock payable within ten (10) days after final determination of the First Earnout Amount, provided that (A) as of the first anniversary of the Closing Date, a certain customer of Avelead has not provided written notice to Avelead of either the termination or non-renewal of such customer’s contract with Avelead and (B) as of June 1, 2022, the aggregate contracted monthly revenue under such customer’s contract is not less than $175,250; and

○	627,747 shares of Company Common Stock payable within ten (10) days after final determination of the Second Earnout Amount, provided that (A) as of the second anniversary of the Closing Date, a certain customer of Avelead has not provided written notice to Avelead of either the termination or non-renewal of such customer’s contract with Avelead and (B) as of June 1, 2023, the aggregate contracted monthly revenue under such customer’s contract is not less than $175,250.

Pursuant to the Purchase Agreement, the First Earnout Amount Per Share Price shall be calculated as follows:

●	if Avelead achieves a First Year Earnout Percentage (as defined in the Purchase Agreement) of less than 80%, the First Earnout Amount Per Share Price means a per share price equal to the average of the closing share price of Company Common Stock on each of the thirty (30) trading days ending immediately prior to the last day of the First Earnout Measurement Period; and

●	if Avelead achieves a First Year Earnout Percentage of 80% or more, the First Year Earnout Amount Per Share Price means a per share price equal to the lesser of (1) the average of the closing share price of Company Common Stock on each of the thirty (30) trading days ending immediately prior to the last day of the First Earnout Measurement Period and (2) a per share price calculated as an amount between $3.50 and $5.50, with the exact amount to be linearly interpolated based on the First Year Earnout Percentage, where the achievement of a First Year Earnout Percentage of 80% results in a value per share of Company Common Stock of $5.50 and the achievement of a First Year Earnout Percentage of 100% or higher results in a value per share of Company Common Stock of $3.50.

Pursuant to the Purchase Agreement, the Second Earnout Amount Per Share Price shall be calculated as follows:

●	if Avelead achieves less than 80% of the Projected Second Earnout SaaS Revenue Amount (as defined in the Purchase Agreement) in the Second Earnout Measurement Period, as determined in the Second Earnout Statement (as defined in the Purchase Agreement), the Second Earnout Amount Per Share Price means a per share price calculated as the average of the closing share price of Company Common Stock on each of the thirty (30) trading days immediately prior to the last day of the Second Earnout Measurement Period; and

●	if Avelead achieves a Second Year Earnout Percentage of at least 80%, the Second Earnout Amount Per Share Price means a per share price equal to the lesser of (1) the average of the closing share price of the Company Common Stock on each of the thirty (30) trading days ending immediately prior to the last day of the Second Earnout Measurement Period and (2) a per share price calculated as an amount between $4.50 and $6.50, with the exact amount to be linearly interpolated based on the Second Year Earnout Percentage, where the achievement of a Second Year Earnout Percentage of 80% results in a value per share of Company Common Stock of $6.50 and the achievement of a Second Year Earnout Percentage of 100% or higher results in a value per share of the Company Common Stock of $4.50.

With respect to the Earnout Amounts, in no event shall the Company issue to the Sellers a number of shares of Company Common Stock, that together with all of the shares of Company Common Stock issued to the Sellers pursuant to the Purchase Agreement in the aggregate would equal a number that, as a percentage, is more than 19.9% of the issued and outstanding shares, on a fully diluted basis, of Company Common Stock on the Closing Date.

The Purchase Agreement also contains customary representations, warranties, covenants and indemnities.

Pursuant to the Purchase Agreement, the shares of Company Common Stock issued to the Sellers in connection with the Acquisition shall be subject to the terms and conditions of Restricted Stock Agreements entered into between each of the Sellers and the Company, which Restricted Stock Agreements are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The Company Common Stock issued to the Sellers was issued in reliance on the exemption from the registration provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), relating to sales by an issuer not involving any public offering.

The sale of the Company Common Stock pursuant to the Purchase Agreement has not been registered under the Securities Act or any state securities laws. The Company Common Stock may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy Company Common Stock or other securities of the Company.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jawad Shaikh Employment Agreement

In connection with the Acquisition, on August 16, 2021, Avelead entered into an employment agreement with Jawad Shaikh for Mr. Shaikh to serve as President and Chief Executive Officer of Avelead (the “Employment Agreement”). The Employment Agreement has an initial term continuing until August 16, 2023 and will automatically renew for additional one-year periods thereafter, unless either Avelead or Mr. Shaikh provides 60 days’ prior notice of its or his intent not to renew or unless sooner terminated in accordance with the terms thereof.

Pursuant to the terms of the Employment Agreement, Mr. Shaikh is entitled to, among other things:

●	An annual base salary of $340,000, subject to annual review and adjustment by the Company’s Chief Executive Officer but which shall not be reduced below $340,000 without the consent of Mr. Shaikh;

●	A target annual bonus of 40% of Mr. Shaikh’s base salary, based on target goals set by the Company’s Chief Executive Officer and a combination of individual and Avelead performance;

●	Eligibility to participate in Avelead’s benefit plans on the same terms and conditions as provided for other Avelead executives, subject to all terms and conditions of such plans as they may be amended from time to time and vacation days and personal days totaling an aggregate of 20 days per annum prorated for 2021;

●	A grant of options to purchase 500,000 shares of Company Common Stock under the Company’s Third Amended and Restated 2013 Stock Incentive Plan, as amended, at a strike price equal to $1.53 per share (the closing price per share of Company Common Stock on August 13, 2021, the trading day immediately prior to the date of grant). The vesting of such options will be in twelve substantially equal quarterly installments over the first three years of employment commencing on November 16, 2021;

●	Payments and benefits upon termination of employment as follows:

○	Death: the sum of (i) accrued but unpaid base salary earned prior to Mr. Shaikh’s death, and (ii) expenses incurred by Mr. Shaikh prior to his death for which Mr. Shaikh is entitled to reimbursement under Section 4 of the Employment Agreement;

○	Continued Disability (as defined in the Employment Agreement): the sum of (i) accrued but unpaid base salary earned prior to the date of Mr. Shaikh’s termination of employment due to Continued Disability and (ii) expenses incurred by Mr. Shaikh prior to his termination of employment for which Mr. Shaikh is entitled to reimbursement under Section 4 of the Employment Agreement, and Mr. Shaikh will be entitled to no severance or other post-termination benefits;

○	Termination by Avelead for Good Cause (as defined in the Employment Agreement), by Mr. Shaikh other than for Good Reason (as defined in the Employment Agreement), or upon non-renewal of the term by either party: the sum of (i) accrued but unpaid salary through the termination date, and (ii) expenses incurred by Mr. Shaikh prior to his termination date for which Mr. Shaikh is entitled to reimbursement under Section 4 of the Employment Agreement, and Mr. Shaikh will be entitled to no severance or other post-termination benefits;

○	Termination by Avelead without Good Cause or by Mr. Shaikh for Good Reason: the sum of (i) accrued but unpaid salary through the termination date, and payments of any bonuses and commission earned and payable for up to 90 days following the termination date, (ii) expenses incurred by Mr. Shaikh prior to his termination date for which Mr. Shaikh is entitled to reimbursement under Section 4 of the Employment Agreement, and (iii) provided that Mr. Shaikh is not in default of his obligations under Section 7, 8, or 9 of the Employment Agreement, an amount equal to six months’ base salary; and

○	Payment of COBRA Premiums: In the event Avelead terminates Mr. Shaikh’s employment for any reason other than Good Cause or Mr. Shaikh terminates his employment for Good Reason, then, provided Mr. Shaikh timely elects to receive continued coverage under Avelead’s group medical and dental insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), for the period commencing on the date of Mr. Shaikh’s termination and continuing until the earlier of the end of the six month period following his termination date or the first month immediately following Avelead’s receipt of notice from Mr. Shaikh terminating such coverage, Mr. Shaikh will be entitled to coverage under such plans in which Mr. Shaikh was participating immediately prior to the date of his termination of employment (the “COBRA Coverage”).

In the event of a Change in Control (as defined in the Employment Agreement) of the Company, (i) all stock options, restricted stock, and all other equity awards granted to Mr. Shaikh prior to the Change in Control will immediately vest in full, (ii) if, within 90 days prior to a Change in Control, Avelead terminates Mr. Shaikh’s employment for reasons other than for Good Cause, death or Continued Disability, or Mr. Shaikh terminates employment for Good Reason, then, the Company will (x) pay Mr. Shaikh the sum of (A) accrued but unpaid salary through the termination date, (B) expenses incurred by Mr. Shaikh prior to his termination date for which Mr. Shaikh is entitled to reimbursement under Section 4 of the Employment Agreement, and (C) provided that Mr. Shaikh is not in default of his obligations under Section 7, 8, or 9 of the Employment Agreement, an amount equal to twelve months’ base salary ((A) through (C), being hereinafter referred to, collectively, as the “Change in Control Separation Benefits”) and (y) provide the COBRA Coverage, and all other stock options, restricted stock, and other equity awards granted to Mr. Shaikh will immediately vest in full as of the date of termination and will remain exercisable until the earlier of the end of the applicable option period or one hundred and eighty (180) days from the date of Mr. Shaikh’s termination of employment, and (iii) if, within 12 months following a Change in Control, Avelead terminates Mr. Shaikh’s employment for reasons other than for Good Cause, death or Continued Disability or Mr. Shaikh terminates employment for Good Reason, then (a) the Company will provide the Change in Control Separation Benefits and the COBRA Coverage, and (b) all stock options, restricted stock, and other equity awards granted to Mr. Shaikh will immediately vest in full as of the date of termination and will remain exercisable until the earlier of the end of the applicable option period or one hundred and eighty (180) days from the date of Mr. Shaikh’s termination of employment.

The Employment Agreement also provides that Mr. Shaikh will be subject to customary non-compete, non-solicitation and other restrictive covenants.

The above description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Badar Shaikh Separation Agreement

In connection with the Acquisition, as early as August 17, 2021, Avelead has the opportunity to enter into a Confidential Separation Agreement and General Release of Claims with Badar Shaikh (the “Separation Agreement”). Mr. Shaikh’s employment with Avelead ended effective as of August 17, 2021, and, in accordance with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, Mr. Shaikh has up to twenty one (21) days to consider whether to execute the Separation Agreement, followed by an additional seven (7) days to revoke his execution of the Separation Agreement. If Mr. Shaikh executes and does not revoke the Separation Agreement, and, subject to Mr. Shaikh’s compliance with the terms and conditions of the Separation Agreement, pursuant to the Separation Agreement, Mr. Shaikh will be entitled to a separation payment in the gross amount of $670,000, payable in substantially equal installments over twenty-four (24) months, and options to purchase 83,333 shares of Company Common Stock under the Company’s Third Amended and Restated 2013 Stock Incentive Plan, as amended, at a strike price equal to $1.53 per share. The options expire 90 days following the Closing Date.

Item 7.01.	Regulation FD Disclosure.

On August 16, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the financial statements of Avelead required by this Item no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information reflecting the Acquisition required by this Item no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
2.1*	Unit Purchase Agreement by and among Streamline Health Solutions, Inc., Avelead Consulting, LLC, Jawad Shaikh and Badar Shaikh, dated as of August 16, 2021

10.1	Restricted Stock Agreement by and between Streamline Health Solutions, Inc. and Jawad Shaikh, dated as of August 16, 2021

10.2	Restricted Stock Agreement by and between Streamline Health Solutions, Inc. and Badar Shaikh, dated as of August 16, 2021

10.3	Employment Agreement, dated as of August 16, 2021, by and between Avelead Consulting, LLC and Jawad Shaikh

99.1	Streamline Health Solutions, Inc. Press Release dated August 16, 2021

*Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: August 18, 2021	By:	/s/ Thomas J. Gibson
	Name:	Thomas J. Gibson
	Title:	Chief Financial Officer